Exhibit 99.1

Kymera Therapeutics Announces Fourth Quarter and Full Year 2020 Financial

Results and Provides a Business Update

Initiated Phase 1 first-in-human dosing of KT-474, a first-in-class oral IRAK4 degrader to treat immune-inflammatory diseases

Declared KT-333 as STAT3 development candidate for liquid and solid tumor indications and commenced IND-enabling activities

Strong financial position to support continued execution and pipeline growth; inaugural R&D Day to highlight five-year company vision

Watertown, Mass. (March 11, 2021) – Kymera Therapeutics, Inc. (NASDAQ: KYMR), a clinical-stage biopharmaceutical company advancing targeted protein degradation to deliver novel small molecule protein degrader medicines, today reported business highlights and financial results for the fourth quarter and full year ended December 31, 2020.

“We continue to execute against our ambitious goal to build Kymera into a fully integrated, best-in-class degrader medicines company,” said Nello Mainolfi, PhD, Co-Founder, President and CEO, Kymera Therapeutics. “We have already achieved key milestones in 2021, a transformative year for Kymera and for the field of protein degradation, as we move our three lead degrader programs in immunology-inflammation and oncology into the clinic, expand our platform-enabled pipeline of novel degraders, and continue to grow our team and build our capabilities to deliver a new class of medicines for patients.”

Program Updates and Milestones

Kymera is discovering and developing novel small molecule therapeutics designed to selectively degrade disease-causing proteins by harnessing the body’s own natural protein degradation system, with an initial focus on immune-inflammatory diseases and oncology.

IRAK4 Degrader Program

IRAK4 is a key protein involved in inflammation mediated by the activation of toll-like receptors (TLRs) and IL-1 receptors (IL-1Rs). Aberrant activation of these pathways is the underlying cause of multiple immune-inflammatory conditions. KT-474, a potential first-in-class, highly active and selective, orally bioavailable IRAK4 degrader, is being developed for the treatment of TLR/IL-1R-driven immune-inflammatory diseases impacting millions of patients with high unmet medical need such as atopic dermatitis, hidradenitis suppurativa, and rheumatoid arthritis. KT-474 is designed to block TLR/IL-1R-mediated inflammation more broadly compared to monoclonal antibodies targeting single cytokines, and to enable pathway inhibition that is superior to IRAK4 kinase inhibitors by abolishing both the kinase and scaffolding functions of IRAK4.

Recent Updates:

•

In February 2021, Kymera initiated dosing of healthy volunteers in a first-in-human Phase 1 single and multiple ascending dose trial designed to evaluate the safety, tolerability, pharmacokinetics, and pharmacodynamics of orally administered KT-474 in adult healthy volunteers and patients with atopic dermatitis or hidradenitis suppurativa.

•

Preclinical data and interim results from a Non-Interventional study evaluating IRAK4 expression in patients with atopic dermatitis or hidradenitis suppurativa were also recently presented at the 2nd Annual North American Protein Degradation Congress in February 2021.

Expected Milestones:

•	Presentation of final Non-Interventional trial results in HS and AD (2Q21)

•	Presentation of preclinical data demonstrating superiority to small molecule kinase inhibitors across a wide variety of immune-inflammatory preclinical models (2Q21)

•

Initiation of enrollment in multiple ascending dose portion of Phase 1 trial of KT-474 following FDA clearance, including healthy volunteers and a subsequent cohort of patients with atopic dermatitis or hidradenitis suppurativa (2H21)

•	Establish Phase 1 proof-of-biology in healthy volunteers (4Q21)

IRAKIMiD Degrader Program

IRAKIMiDs are novel heterobifunctional degraders designed to degrade both IRAK4 and IMiD substrates, including Ikaros and Aiolos, with a single small molecule. IRAKIMiDs synergistically target both the MYD88-NF-kB/MAP kinase and Type 1 interferon pathways with the potential to enhance and broaden anti-tumor activity. KT-413 is being developed initially for the treatment of MYD88-mutant diffuse large B-cell lymphoma (DLBCL) with potential to expand in other MYD88-mutant indications and IL-1R/TLR/NF-kB-driven malignancies. In preclinical studies, KT-413 has demonstrated a potential first-in-class profile as a targeted therapy for MYD88-mutant DLBCL, including strong single-agent antitumor activity against MYD88-mutant lymphomas in vitro and in mouse xenograft models derived from lymphoma cell lines and patient tumors, which has led to rapid, complete, and sustained tumor regressions.

Recent Updates:

•

A late-breaking abstract, titled “Mechanisms underlying synergistic activity in MYD88MT DLBCL of KT-413, a targeted degrader of IRAK4 and IMiD substrates,” was recently accepted for presentation at the American Association of Cancer Research (AACR) 2021 Annual Meeting, taking place April 10-15, 2021.

Expected Milestones:

•	Presentation of KT-413 mechanism of action at the AACR Annual Meeting (April 10-15, 2021)

•	Submission of KT-413 IND application, and if cleared, initiation of Phase 1 clinical trial in relapsed/refractory B cell lymphomas, including MYD88-mutant DLBCL (2H21)

•	Presentation of additional KT-413 preclinical data and potential indication expansion strategies (2H21)

•	Establish Phase 1 proof-of-biology and initial clinical proof-of-concept in patients (2022)

STAT3 Degrader Program

Kymera is developing selective STAT3 degraders for the treatment of hematological malignancies and solid tumors, as well as autoimmune diseases and fibrosis. STAT3 is a transcription factor activated through a variety of different cytokine and growth factor receptors via Janus kinases (JAKs), as well as through oncogenic fusion proteins and mutations in STAT3 itself. Long considered an undruggable target, STAT3 hyperactivation is prominent in numerous liquid and solid tumors, including clinically aggressive lymphomas. Kymera’s potent and selective STAT3 degraders have demonstrated strong anti-tumor effects in mouse xenograft and syngeneic models of liquid and solid tumors.

Recent Updates:

•

In February 2021, Kymera nominated KT-333 as a STAT3 development candidate for liquid and solid tumor indications and the Company has initiated IND-enabling activities. KT-333 has demonstrated high potency and selectivity in both in vitro and in vivo preclinical models, including significant and sustained anti-tumor activity in several preclinical models of liquid and solid tumors.

•

Kymera recently presented data showing that its STAT3 degraders demonstrate potent, highly selective, and sustained STAT3 degradation leading to cancer cell death in preclinical models of hematologic malignancies at the Oxford Global Targeted Protein Degradation & PROTAC Virtual Symposium.

Expected Milestones:

•	Submission of KT-333 IND application, and if cleared, initiation of Phase 1 clinical trial in relapsed/refractory liquid and solid tumors (4Q21)

•	Presentation of additional preclinical data in liquid and solid tumors (2H21)

•	Establish Phase 1 proof-of-biology and initial clinical proof-of-concept in patients (2022)

Platform and Discovery Programs

Kymera is also actively advancing a broad pipeline of preclinical programs across a wide variety of diseases, both internally and in collaboration with existing partners Vertex Pharmaceuticals and Sanofi. The internal programs continue to be focused on undrugged or inadequately drugged nodes within highly validated pathways in immune-inflammatory and oncology indications. Kymera is also developing a new generation of tissue-selective or -restrictive degrader medicines with the goal of drugging an entirely new set of protein targets.

Key Objectives:

•	Plan to host inaugural R&D Day in 2H21 to unveil next pathway/programs approaching clinical development, as well as outline the Company’s vision for the next five years

•	Continue pipeline expansion by advancing early-stage discovery programs toward IND-enabling studies

•	Further expand the capabilities of Kymera’s Pegasus™ platform to identify the optimal pairing of disease-causing protein targets with E3 ligases to generate novel degrader product candidates

•

Leverage Kymera’s E3 Ligase Whole-Body Atlas of over 600 unique E3 ligases to identify previously unliganded E3 ligases, including tissue-restricted or -selective, to unlock new opportunities across broad therapeutic applications

Fourth Quarter and Full Year 2020 Financial Results

Collaboration Revenues: Collaboration revenues were $12.8 million for the fourth quarter of 2020 and $34.0 million for the year ended December 31, 2020, compared to $1.8 million and $2.9 million, respectively, for the same periods of 2019. Collaboration revenues include revenue from our Sanofi and Vertex collaborations in 2020, and Vertex in 2019.

Research and Development Expenses: Research and development expenses were $20.4 million for the fourth quarter of 2020 and $62.1 million for the year ended December 31, 2020, compared to $11.1 million and $37.2 million, respectively, for the same periods of 2019. This increase was primarily due to expenses related to IND-enabling studies for our IRAK4 and IRAKIMiD programs, lead optimization activities for our STAT3 program, investments in our platform and exploratory programs, the Vertex collaboration, as well as an increase in occupancy and related costs due to continued growth in the research and development organization.

General and Administrative Expenses: General and administrative expenses were $5.2 million for the fourth quarter of 2020 and $18.2 million for the year ended December 31, 2020, compared to $2.5 million and $8.0 million, respectively, for the same periods of 2019. This increase was primarily due to increases in legal and professional service fees in support of the Company’s growth and an increase in personnel, facility, occupancy, and other expenses from an increase in headcount to support growth as a public company.

Net Loss: Net loss was $12.7 million for the fourth quarter of 2020 and $45.6 million for the year ended December 31, 2020, compared to a net loss of $11.5 million and $41.2 million, respectively, for the same periods of 2019.

Cash and Cash Equivalents: As of December 31, 2020, Kymera had approximately $458.7 million in cash, cash equivalents, and investments. Kymera expects that its cash, cash equivalents, and investments as of December 31, 2020, excluding any future potential milestones from collaborations, will enable the Company to fund its operational plans into 2025 while the Company continues to identify opportunities to accelerate growth and expand its pipeline, technologies, and clinical indications.

About Kymera Therapeutics

Kymera Therapeutics is a biopharmaceutical company focused on advancing the field of targeted protein degradation, a transformative new approach to address previously intractable disease targets. Kymera’s Pegasus™ targeted protein degradation platform harnesses the body’s natural protein recycling machinery to degrade disease-causing proteins, with a focus on undrugged nodes in validated pathways currently inaccessible with conventional therapeutics. Kymera is accelerating drug discovery with an unmatched ability to target and degrade the most intractable of proteins, and advance new treatment options for patients. Kymera’s initial programs are IRAK4, IRAKIMiD, and STAT3, which each address high impact targets within the IL-1R/TLR or JAK/STAT pathways, providing the opportunity to treat a broad range of immune-inflammatory diseases, hematologic malignancies, and solid tumors. For more information, visit www.kymeratx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding its: strategy, business plans and objectives for the IRAK4, IRAKIMiD and STAT3 degrader programs; and plans and timelines for the clinical development of Kymera Therapeutics’ product candidates, including the therapeutic potential and clinical benefits thereof. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the impact of COVID-19 on countries or regions in which we have operations or do business, as well as on the timing and anticipated results of our current preclinical studies and future clinical trials, strategy and future operations; the delay of any current preclinical studies or future clinical trials or the development of Kymera Therapeutics’ drug candidates; the risk that the results of current preclinical studies may not be predictive of future results in connection with future clinical trials; Kymera Therapeutics’ ability to successfully demonstrate the safety and efficacy of its drug candidates; the timing and outcome of the Company’s planned interactions with regulatory authorities, including the resolution of the current partial clinical hold for KT-474; and obtaining, maintaining and protecting its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the Annual Report on Form 10-K for the period ended December 31, 2020, expected to be filed on or about March 11, 2021, as well as discussions of potential risks, uncertainties, and other important factors in Kymera Therapeutics’ subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Kymera Therapeutics’ views only as of today and should not be relied upon as representing its views as of any subsequent date. Kymera Therapeutics explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investors:

Paul Cox

VP, Investor Relations and Communications

pcox@kymeratx.com

917-754-0207

Media:

Lissette L. Steele

Verge Scientific Communications for Kymera Therapeutics

lsteele@vergescientific.com

202-930-4762

KYMERA THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2020	December 31, 2019
Assets
Cash, cash equivalents and marketable securities	$458,733	91,957
Property and equipment, net	10,841	3,794
Other assets	17,601	20,951

Total assets	$487,175	$116,702

Liabilities and Stockholders’ Equity (Deficit)
Deferred revenue	$170,390	$52,991
Other liabilities	32,897	29,037

Total liabilities	203,287	82,028
Preferred stock	—	109,080
Total stockholders’ equity (deficit)	283,888	(74,406)

Total liabilities, preferred stock and stockholders’ equity (deficit)	$487,175	$116,702

KYMERA THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except for share and per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Collaboration Revenue—from related parties	$12,785	$1,833	$34,034	$2,934

Operating expenses:
Research and development	$20,392	$11,087	$62,105	$37,158
General and administrative	5,175	2,530	18,233	7,981

Total operating expenses	25,567	13,617	80,338	45,139

Loss from operations	(12,782)	(11,784)	(46,304)	(42,205)
Other income (expense):
Interest Income	124	300	826	1,005
Interest Expense	(27)	(29)	(115)	(46)

Total other income:	97	271	711	959

Net loss	$(12,685)	$(11,513)	$(45,593)	$(41,246)

Deemed dividend from exchange of convertible preferred stock	—	—	(9,050)	—

Net loss attributable to common stockholders	$(12,685)	$(11,513)	$(54,643)	$(41,246)

Net loss per share attributable to common stockholders, basic and diluted	$(0.29)	$(6.06)	$(3.15)	$(24.28)

Weighted average common stocks outstanding, basic and diluted	44,467,228	1,900,813	17,349,582	1,698,522